Warburg, Pincus Trust II -- Fixed Income Portfolio

For the Period March 31, 1997 to June 30, 1997

         Aggregate Total Return With Waivers:

                   ((10,330 - 10,000)/10,000) = 3.30%

         Aggregate Total Return Without Waivers:

                   ((9,980 - 10,000)/10,000) = -0.20%



Warburg, Pincus Trust II -- Global Fixed Income Portfolio

For the Period March 31, 1997 to June 30, 1997

         Aggregate Total Return With Waivers:

                   ((10,290 - 10,000)/10,000) = 2.90%

         Aggregate Total Return Without Waivers:

                   ((10,160 - 10,000)/10,000) = 1.60%